SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549



                              FORM 8-K


                           CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES AND EXCHANGE ACT OF 1934




  DATE OF REPORT                            October 15, 2001



                    Rhino Enterprises Group, Inc.,
                        A Nevada Corporation


            Nevada                            88-0333844
  (State or other jurisdiction of           (I.R.S. Employer
  Incorporation or organization)          identification No.)


                     2925 LBJ Freeway, Suite 188
                         Dallas, TX 75234
                          (972) 241-2669

  Effective October 1,2001, Rhino Enterprises Group, Inc. (OTCBB: RHNO), entered into an Equity and Debt Purchase Agreement with Swan River Corporation, a Texas corporation. Swan River is in the business of providing distribution and fulfillment services to companies needing such services.


  Swan River will issue to RHNO 698,426 shares of the Common Stock ("Common"). The Common issued to RHNO shall represent 51.26% of Swan River's total Common shares outstanding. In exchange for Swan River's Common, RHNO will assume from Swan River Promissory Note debt totaling $663,505.00.



                            SIGNATURES

       In accordance with the requirements of the Exchange
  Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                              Rhino Enterprises Group, Inc.
                              (Registrant)

  Date: October 15, 2001      By:/S/ DANIEL H. WEAVER
                              -------------------------------
                              Daniel H. Weaver
                              Chief Financial Officer and
                              duly authorized officer